Exhibit 99.1

Contact:	Craig Tooman
EVP, Finance and Chief
Financial Officer
908-541-8777
ENZON PHARMACEUTICALS ANNOUNCES INTENTION TO EXPLORE
STRATEGIC ALTERNATIVES FOR SPECIALTY PHARMACEUTICALS BUSINESS
— Enzon Continues to Pursue Plan to Spin-off Biotechnology Business —
BRIDGEWATER, NJ – August 11, 2008 – Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) (“Enzon”) announced today that it is exploring strategic alternatives for its specialty pharmaceuticals business. These alternatives include, among other things, selling the entire specialty pharmaceuticals business, or selling one or more of Enzon’s marketed products, Oncaspar®, DepoCyt®, Abelcet® and Adagen®, and its Indianapolis, Indiana manufacturing facility.
Following announcement of the plan to spin-off Enzon’s biotechnology business as a separate publicly traded company, Enzon’s management and its financial advisors continued to review a variety of strategic alternatives and subsequently began preparations for a confidential process for a potential sale of Enzon’s specialty pharmaceutical business. Enzon has received confidential, non-binding, preliminary indications of interest for the purchase of all or a portion of the specialty pharmaceutical business, which are subject to various conditions. Enzon currently intends to continue evaluating the sale process.
While Enzon explores alternatives for its specialty pharmaceuticals business, it will continue to move forward with the previously-announced spin-off of its biotechnology business. As previously announced on July 31, 2008, Enzon filed a registration statement on Form 10 and related information statement with the Securities and Exchange Commission under the name Evivrus, Inc., a significant milestone in the spin-off process.
“We are committed to delivering value to our shareholders in the most efficient manner possible,” said Jeffrey H. Buchalter, Enzon’s Chairman, President and CEO. “During our efforts to spin-off our biotechnology business, it became clear that we should also explore attractive opportunities for Enzon’s other businesses. Our decision to explore alternatives for our specialty pharmaceuticals business is an outgrowth of that thinking and has the potential to allow Enzon to focus exclusively on our novel biotechnology business as an alternative to our previously announced spin-off.”

Enzon does not intend to comment further on the possible sale of all or a portion of its specialty pharmaceuticals business unless and until a definitive agreement has been reached, or a determination is made not to pursue such a transaction. There can be no assurance as to whether Enzon will receive a definitive proposal with respect to all or a portion of its specialty pharmaceutical business, enter into a definitive agreement relating to its specialty pharmaceutical business or ultimately elect to proceed with a transaction relating to such business.
About Enzon
Enzon Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to the development, manufacturing, commercialization of important medicines for patients with cancer and other life-threatening conditions. Enzon has a portfolio of four marketed products, Oncaspar®, DepoCyt®, Abelcet® and Adagen®. The Company’s drug development programs utilize several cutting-edge approaches, including its industry-leading PEGylation technology platform used to create product candidates with benefits such as reduced dosing frequency and less toxicity. Enzon’s PEGylation technology was used to develop two of its products, Oncaspar and Adagen, and has created a royalty revenue stream from licensing partnerships for other products developed using the technology. Enzon also engages in contract manufacturing for several pharmaceutical companies to broaden the Company’s revenue base. Further information about Enzon and this press release can be found on the Company’s web site at www.enzon.com.
     Forward Looking Statements
There are forward-looking statements contained herein, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include, but are not limited to the timing, success and cost of clinical studies; the ability to obtain regulatory approval of products, market acceptance of, and continuing demand for, Enzon’s products and the impact of competitive products and pricing. A more detailed discussion of these and other factors that could affect results is contained in our filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the period ended December 31, 2007. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.